Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     We consent to the use in this Form S-1 Registration Statement of our report dated February 22, 2010, relating to our audits of financial statements appearing in the Prospectus which is a part of the Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.
/S/ PORTER KEADLE MOORE, LLP
Atlanta, Georgia
March 31, 2010